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                                                                    EXHIBIT 99.1

                               EXIDE CORPORATION

                             1997 STOCK OPTION PLAN
                             ----------------------



     SECTION 1.  Definitions.

     When the following terms are used herein with initial capital letters, they shall have the following meanings:

     AWARD. An Option Agreement granted under this Plan, which shall be vested ten (10) years after the Award is granted, or as otherwise provided in Section 5 hereof.

     CODE. The Internal Revenue Code of 1986, as it has been and may hereafter be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     COMMITTEE. A committee of the Board of Directors of the Company designated by such Board to administer this Plan, which shall consist of members appointed from time-to-time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3 of the Rules. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3. All members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code or its successor as then amended, to the extent applicable.

     COMPANY.  Exide Corporation, a Delaware corporation.

     OPTION. The contract right of a Participant to purchase a defined number of shares of the Company, at the closing price on May 1, 1997 of $16.625 per share on the New York Stock Exchange, or at such other closing price on such other date as is set by the Committee, and subject to the terms of this Plan.

     OPTION AGREEMENT. Any written agreement, contract or other instrument or document evidencing any Option to purchase shares granted under this Plan, such as the attached form "Stock Option Agreement", or such other form agreement as may be adopted by the Committee.

     PARTICIPANT. Employees of the Company and its subsidiaries and affiliates designated by the Committee.

     PLAN.  This Exide Corporation 1997 Stock Option Plan.

     RULES. The Rules and Regulations under the Securities Exchange Act of 1934, as it has been and may hereafter be amended from time to time, and any temporary or final Securities and

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Exchange Commission Rules or Regulations promulgated thereunder.

     STOCK. The shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Options pursuant to an adjustment made under Section 3.3 of this Plan.

     SECTION 2.  Administration.

     2.1 COMMITTEE. This Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, including without limitation the provisions of Section 162(m) of the Code, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan;
(iii) determine the number of shares of Stock to be covered by each Option Agreement; (iv) determine the terms and conditions of any Award; (v) amend the terms and conditions of any Award and/or accelerate the exercisability of Options or the lapse of restrictions relating to any Awards; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, and may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any affiliate thereof.

     2.2 PARTICIPANT DETERMINATIONS. Not later than 60 days after this Plan is established, and subject to annual review as appropriate, the Committee shall designate Participants who are eligible to receive Awards.

     2.3 STOCKHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by the stockholders of the Company at the Company's 1997 annual meeting of stockholders in accordance with Section 162(m) of the Code. No exercise of an Option shall occur under this Plan unless such stockholder approval has been obtained.

     SECTION 3.   Options.

     3.1 GRANT. The Committee is hereby authorized to Award Options to Participants with the terms and conditions provided herein, with the terms and conditions provided in the attached form "Stock Option Agreement" which is incorporated herein, and/or with such additional terms and conditions not inconsistent with provisions of the Plan as the Committee shall determine, subject to stockholder approval.

          (a) EXERCISE PRICE. The purchase price per Share purchasable under an Option Agreement shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the fair market value of a share of Stock on the date of grant of such Option as reasonably determined by the Committee.

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          (b) OPTION TERM.  The term of each Option shall be fixed by the
Committee.

          (c) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     3.2 SHARES AVAILABLE. Subject to adjustment as provided in Section 3.3 hereof, the aggregate number of shares of Stock available for granting Options pursuant to Option Agreements under the Plan shall be 2,000,000. Shares to be issued under the Plan may be either shares of Stock reacquired and held in the treasury or authorized but unissued shares. If any shares of Stock covered by an Option are not purchased or are forfeited, or if an Option otherwise terminates without delivery of any shares, then the number of Shares counted against the aggregate number of shares of Stock available under the Plan with respect to such Option, to the extent of any such forfeiture or termination, shall again be available for granting Options under this Plan.

     3.3 ADJUSTMENT. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Options, (ii) the number and type of shares (or other securities or other property subject to outstanding Options) and securities or other property subject to outstanding Options) and (iii) the purchase or exercise price with respect to any Options; provided, however, that the number of shares covered by any Option or to which such Options relate shall always be a whole number.

     3.4 WITHHOLDING. In order to comply with all applicable federal, state or other governmental income tax laws or regulations in the United States of America or other jurisdictions where the Company employs personnel, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or other jurisdiction payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state or other jurisdiction taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Option, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Stock otherwise to be delivered upon exercise or receipt of such Option with a fair market value, as reasonably determined by the Committee, equal to the amount of such taxes or (ii) delivering to the Company Stock other than Stock issuable upon exercise or receipt of such Option with such fair market value equal to the

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amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     3.5  TERM OF PLAN.  This Plan shall end June 1, 2007.

     SECTION 4.  Limitations.

     4.1 AWARDS. Awards pursuant to this Plan shall not be made after May 1, 1998 except as otherwise determined by the Committee, and/or to re-award previously forfeited Awards.

     4.2 LIMITATION ON EXERCISE OF AWARDS. No Options may be exercised after June 1, 2007.

     4.3 COMMITTEE MAY REDUCE AWARD. With respect to any Participant, except for Participants who received awards as of the May 1, 1997 date of adoption of the Plan, the Committee retains sole discretion to reduce the amount of any Award under this Plan.

     4.4 INDIVIDUAL LIMIT. No Participant shall be granted Options covering more than a total of 1,000,000 shares of Stock.

     SECTION 5.  Exercise of Stock Options.

     5. TIME AND FORM OF OPTION EXERCISE. Subject to rules established by the Committee and to Section 6(c), Options may be exercised by the Participant pursuant to an Option Agreement only if the Participant is an active employee of the Company at the time exercise of the Option is to occur (i.e., a Participant who leaves the employ of the Company for any reason forfeits both Options not vested, and in the instance of vested Options, forfeits all Options which have vested but have not been exercised).

          (a) 100% vesting ten (10) years after the 1997 date of the Award of the Option Agreement, i.e., upon May 1, 2007, or

          (b) Forty percent (40%) vesting upon the Company Stock price once reaching thirty dollars ($30.00) per share, an additional forty percent (40%) vesting upon Company Stock price once reaching fifty dollars ($50.00) per share, and an additional twenty percent (20%) vesting upon Company Stock price once reaching seventy-five dollars ($75.00) per share (i.e., an aggregate 100% vesting when $75.00 per share has been once attained). The Stock price shall be determined by the closing price on the stock exchange on which the Company is
listed.   In the event of vesting pursuant to this Section 5(b), a vested Option may only be exercised as follows:

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
     DATE                                 PERCENT OF EACH SEPARATE VESTED
     ----                                 -------------------------------
                                          OPTION WHICH MAY BE EXERCISED
                                          -----------------------------
     Immediately upon Vesting                           40%
     1st Anniversary Date of Vesting                    20%
     2nd Anniversary Date of Vesting                    20%
     3rd Anniversary Date of Vesting                    20%

               Total                                   100%

     PROVIDED HOWEVER, all Options shall be vested May 1, 2007 and may be exercised until June 1, 2007, at which time Options not exercised are forfeited, when the Plan then terminates.

     SECTION 6.  General Terms of Awards.

          (a) NO CASH CONSIDERATIONS FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (b) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Award or awards.

          (c) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution. Any Option transferred by will or the laws of descent and distribution may only be exercised to the extent it was exercisable on the date of death and only within one year of death. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; provided however no Award may be exercised except by an active employee of the Company. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliated Company.

          (d) RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for Stock or other securities delivered under the Plan pursuant to the exercise of any Option shall be subject to such stop transfer orders and other reasonable restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Stock or other securities are traded on a securities exchange, the Company shall not be required to deliver

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any Stock or other securities have been admitted for trading on such securities exchange. The Company shall use its reasonable efforts to provide for the registration of the securities covered by the Options pursuant to Form S-8 under the Securities Act of 1933, as amended.

     SECTION 7. AMENDMENT AND TERMINATION; ADJUSTMENTS. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award or in the Plan:

          (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate the rules or regulations of the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.

          (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

          (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     SECTION 8.  Miscellaneous.

     8.1 EFFECTIVE DATE. The Plan shall be effective as of May 1, 1997, and an Award may be granted pursuant to the Plan at any time on or after the effective date, subject to stockholder approval.

     8.2 HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.3 APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each signatory Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant.

     8.4 EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the company, to terminate, with or without cause, the participant's employment at any time. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other

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plan or program may specify.

     8.5 NO RIGHTS TO AWARDS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of awards need not be the same with respect to any Participant or with respect to different Participants.

     8.6 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     8.7 NO TRUST OR FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     8.8 GOVERNING LAW. The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the internal laws, and not the laws of conflicts, of the State of Delaware.

     8.9 SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     This Plan was approved by the Board of Directors at 11:10 a.m. as of May 1, 1997 at Wilmington, Delaware.


                                    ____________________________
                                         Corporate Secretary

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                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made effective as of May 1, 1997, by and between Exide Corporation, a Delaware corporation (the "Company"), and _______________ ("Employee").

     WITNESSETH, THAT:

     WHEREAS, pursuant to the Exide Corporation 1997 Stock Option Plan (the "1997 Stock Option Plan"), the Company wishes to grant this stock option to Employee.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   Grant of Option.

          Subject to stockholder approval, the Company hereby grants to Employee, on the date set forth above, the right and option (hereinafter called "the Option") to purchase the number of shares of the Common Stock of the Company, par value $0.01 per share set forth on the signature page hereof, at the price of $16.625 per share (price on the New York Stock Exchange close on May 1, 1997) on the terms and conditions set forth herein. The Option is not intended to be an incentive stock option within the meaning of Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended.

     2.   Duration and Exercisability.

     (a) This Option may not be exercised by Employee except in accordance with the provisions of the 1997 Stock Option Plan.

     (b) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

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     (c) Notwithstanding the foregoing, this Option shall not be exercisable during or after any dispute relating to termination of the Employee, in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company, or during or after any dispute pursuant to any Employment Agreement between the Company and the Employee.

     3.   Manner of Exercise.

     (a) The Option can be exercised only by Employee or other proper party by delivering within the Option term written notice to the Company at its principal office. The notice shall state the number of shares of Stock as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

     (b) Employee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation Common Stock of the Company with a fair market value as of the date of exercise equal to the Option price or the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and Common stock of the Company with an aggregate fair market value equal to the Option price; provided, however, that Employee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive substantially simultaneous exercises of this Option or any other Stock Option of the Company. For these purposes, the fair market value of the Company's Common Stock as of any date shall be as reasonably determined by the Company.

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     4.   Miscellaneous.

          (a) This Option is issued pursuant to the 1997 Stock Option Plan of which Employee has received a copy, and is subject to its terms which are incorporated herein. The terms of the Plan are also available for inspection during business hours at the principal offices of the Company.

          (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares of Stock subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

          (c) The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

          (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

          (e) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may (or may not) be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such Option with a fair market value equal to such taxes, in accordance with the rules of the Committee.

     IN WITNESSES WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EXIDE CORPORATION

By: ___________________________



EMPLOYEE

_______________________________

NUMBER OF SHARES GRANTED TO THIS
EMPLOYEE IN THIS OPTION: ___________

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